SECURITIES AND EXCHANGE COMMISSION

                        Washington, D. C. 20549



                              FORM 8-K/A



                            CURRENT REPORT


              Pursuant to Section 13 or or 15(d) of the
                    Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported):
                 January 23, 1998   (November 14, 1997)


                       ELECTRO RENT CORPORATION
         Exact name of registrant as specified in its charter


     California               95-2412961           0-90611
(State of California)      (I.R.S. Employer      (Commission
                          Identification No.)      File No.)


                       6060 Sepulveda Boulevard
                    Van Nuys, California 91411-2501
         (Address of principal executive offices) (Zip Code)

The undersigned registrant (the "Company") hereby amends the Current Report on Form 8-K dated November 14, 1997 by including herewith for filing the financial statements and pro forma financial information required by Item 7 on Form 8-K which information was not practicably available at the time of the filing of this Form as set forth on the pages indicated below and attached hereto.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

  Independent Auditors' Report............................................. F-1

  Combined Balance Sheets as of November 14, 1997 and December 31, 1996.... F-2

  Combined Statements of Operations for the Period from January 1, 1997 through November 14, 1997 and the Years ended December 31, 1996 and 1997............................................................... F-3

  Combined Statements of Changes in Net Equity for the Period from
    January 1, 1997 through November 14, 1997 and for the Years ended
    December 31, 1996 and 1995............................................. F-4

  Combined Statements of Cash Flows for the Period from January 1,
    1997 through November 14, 1997 and for the Years ended December 31,
    1996 and 1995.......................................................... F-5

  Notes to Combined Financial Statements................................... F-7

(b) Pro Forma Financial Data.

  Unaudited Pro Forma Condensed Statements of Operations for the
    Six Months ended November 30, 1997 and the Year ended May 31, 1997..... F-17



(a) Financial Statements of Business Acquired.
----------------------------------------------

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
              (divisions of General Electric Capital
            Technology Management Services Corporation)

                   Combined Financial Statements

              November 14, 1997 and December 31, 1996

             With Independent Auditors' Report Thereon


Independent Auditors' Report

The Board of Directors
General Electric Capital Corporation:

We have audited the accompanying combined balance sheets of Computer Rental and Test and Measurement Rental (divisions of General Electric Capital Technology Management Services Corporation - collectively "the Division") as of November 14, 1997 and December 31, 1996, and the related combined statements of operations, changes in net equity, and cash flows for the period from January 1, 1997 through November 14, 1997, and for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Division at November 14, 1997 and December 31, 1996, and the results of its operations and its cash flows for the period from January 1, 1997 through November 14, 1997, and for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

January 9, 1998

KPMG Peat Marwick LLP


                                     F1

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
             Technology Management Services Corporation)
                    Combined Balance Sheets
             November 14, 1997 and December 31, 1996
                        (In thousands)

Assets                                                   1997       1996
                                                         ----       ----
Cash and cash equivalents                            $              1,865
Lease receivables, net (notes 2, 3, and 9)              83,239     73,498
Inventories                                              2,147      3,007
Property and equipment, net (note 4)                    10,762     12,266
Equipment leased to others, net (note 5)               192,736    204,237
Goodwill, net (note 10)                                  6,283      6,577
Prepaid expenses and other assets                        4,416      1,471
                                                     ---------    -------
    Total assets                                     $ 299,583    302,921
                                                     =========    =======
Liabilities and Net Equity

Liabilities:
  Accounts payable                                   $   9,351      9,748
  Accrued expenses and other liabilities                 8,376      8,390
  Deferred income taxes (note 7)                         2,391         70
                                                     ---------     ------
    Total liabilities                                   20,118     18,208

Net equity (notes 6 and 10)                            279,465    284,713

Commitments (note 8)
                                                     ---------    -------
    Total liabilities and net equity                 $ 299,583    302,921
                                                     =========    =======


See accompanying notes to combined financial statements.

                                     F2

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
              (divisions of General Electric Capital
            Technology Management Services Corporation)
               Combined Statements of Operations

     For the Period from January 1, 1997 through November 14, 1997 and for the Years ended December 31, 1996 and 1995
                       (In thousands)
                                              1997       1996       1995
                                              (318       (12        (12
                                              days)     months)    months)
                                              ----       ----       ----
Revenues:
  Rental income from operating
    leases (notes 2 and 6)                $ 169,173    194,509    153,185
  Sales resulting from sales-
    type leases                               4,013     18,139      6,476
  Lease finance income                        3,378      4,012      3,526
  Equipment sales                            38,389     37,263     31,643
                                          ---------    -------    -------
       Total revenues                       214,953    253,923    194,830
                                          ---------    -------    -------

Expenses:
  Compensation and employee
    benefits (note 6)                        36,905     41,112     27,991
  Depreciation and amortization              82,819     87,153     66,425
  Repairs and maintenance                     9,683     10,213      8,664
  General and administrative (note 6)        37,715     35,596     33,284
  Interest (note 6)                          14,600     14,457     11,643
  Provision for uncollectible
    receivables (note 3)                        743      2,468      2,856
  Cost of equipment sold under
    sales-type leases                         3,803     15,388      6,876
  Cost of equipment sold                     26,927     25,957     22,106
                                            -------    -------    -------
       Total expenses                       213,195    232,344    179,845
                                            -------    -------    -------

       Income before income taxes             1,758     21,579     14,985

Income tax expense (note 7)                     701      8,671      5,978
                                            -------    -------    -------

       Net income                         $   1,057     12,908      9,007
                                          =========    =======    =======

See accompanying notes to combined financial statements.

                                     F3

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
              Combined Statements of Changes in Net Equity
     For the Period from January 1, 1997 through November 14, 1997 and for the Years ended December 31, 1996 and 1995
                          (In thousands)

                                                                 Total
                                                               net equity
                                                               ----------
Balance at December 31, 1994                                    $ 143,489
Net receipts from and payments incurred by affiliates on
  behalf of the Division and allocations of common
  expenses to the Division                                         84,445
Net income                                                          9,007
                                                                ---------
Balance at December 31, 1995                                      236,941

Net receipts from and payments incurred by affiliates on
  behalf of the Division and allocations of common
  expenses to the Division                                          8,462
Contribution of business acquired by GECC (note 10)                25,292
Contribution of assets previously held by affiliates                1,110
Net income                                                         12,908
                                                                  -------
Balance at December 31, 1996                                      284,713

Payments to affiliates, net of receipts from and payments
  incurred by affiliates on behalf of the Division and
  allocations of common expenses to the Division                   (7,648)
Contribution of assets previously held by affiliates                1,343
Net income                                                          1,057
                                                                  -------
Balance at November 14, 1997                                    $ 279,465
                                                                =========

See accompanying notes to combined financial statements.

                                     F4

          COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
              (divisions of General Electric Capital
           Technology Management Services Corporation)
               Combined Statements of Cash Flows
   For the Period from January 1, 1997 through November 14, 1997 and for the Years ended December 31, 1996 and 1995
                          (In thousands)


                                                1997      1996      1995
                                                ----      ----      ----
Cash flows from operating activities:
  Net income                                $   1,057    12,908     9,007
  Adjustments to reconcile net income to
    net cash provided by operating
    activities:
      Provision for uncollectible
        receivables                               743     2,468     2,856
      Depreciation and amortization            82,819    87,153    66,425
      Amortization of lease finance income     (3,378)   (4,012)   (3,526)
      Gain on sale of equipment leased to
        others                                (11,462)  (11,306)   (9,537)
      (Gain) loss resulting from sales-type
        leases                                   (210)   (2,751)      400
      Deferred income tax expense (benefit)     2,321    (2,646)      579
      Changes in assets and liabilities:
        Increase in rental receivables under
          operating leases                    (15,963)   (5,211)  (17,337)
        (Increase) decrease in prepaid
          expenses and other assets            (2,945)     (584)        1
        Decrease (increase) in inventories        860      (730)    1,044
        (Decrease) increase in accounts
          payable                                (397)    1,027     2,828
        (Decrease) increase in accrued
          expenses and other liabilities          (14)      260    10,399
                                               ------    ------    ------
            Net cash provided by operating
              activities                       53,431    76,576    63,139
                                               ------    ------    ------
Cash flows from investing activities:
  Net decrease (increase) in direct
    financing and sales-type lease
    receivables                                 9,067     8,451   (10,803)
  Purchases of equipment for lease to
    others                                    (91,631)  125,518) (164,837)
  Purchase of property and equipment, net      (3,473)   (3,656)   (3,587)
  Proceeds from sale of equipment leased
    to others                                  38,389    37,263    31,643
  Cash acquired from GECC's contribution
    of business                                    -        287        -
                                               ------    ------   -------
            Net cash used in investing
              activities                      (47,648)  (83,173) (147,584)
                                               ------    ------   -------

Cash flows from financing activities -
  receipts from (payments to) affiliates       (7,648)    8,462    84,445
                                               ------    ------    ------
            Net (decrease) increase in cash    (1,865)    1,865        -

Cash and cash equivalents at beginning of
  period                                        1,865        -         -
                                               ------    ------    ------

Cash and cash equivalents at end of period  $      -      1,865        -
                                               ======    ======    ======

                                                  (Continued)

                                     F5

          COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
                Combined Statements of Cash Flows
                       (In thousands)

                                                1997      1996      1995
                                                ----      ----      ----
Supplemental disclosure of cash paid
  during the year for:
    Interest                                $  14,600    14,457    11,643
                                               ======    ======    ======

    Income taxes                            $      -     11,317     5,399
                                               ======    ======    ======

Supplemental disclosure of noncash
  financing activities:
    Contribution of business acquired by
      GECC to the Division's net equity
      (note 10)                             $      -     25,292        -
                                               ======    ======    ======

    Contribution of assets previously
      held by affiliates                    $   1,343     1,110        -
                                               ======    ======    ======

See accompanying notes to combined financial statements.

                                     F6

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
                Notes to Combined Financial Statements
           November 14, 1997 and December 31, 1996 and 1995
                         (In thousands)


(1)  Summary of Significant Accounting Policies

    (a)  Description of the Business

Computer Rental and Test and Measurement Rental (collectively the "Division") are divisions of General Electric Capital Technology Management Services Corporation ("GEC-TMS"), a wholly owned subsidiary of General Electric Capital Corporation ("GECC"), a wholly owned subsidiary of General Electric Corporation ("GE"). The Division is engaged primarily in providing computers and test and measurement equipment through finance and operating leases to customers operating in various locations primarily in the United States.

On September 21, 1997, GEC-TMS and GECC signed a letter of intent with Electro Rent Corporation (the "Buyer") under which, on the contractually designated closing date, the Buyer would acquire substantially all assets of the Division and assume certain liabilities of the Division. Subsequent to signing the letter of intent, the parties agreed to exclude lease receivables from the sale. The final purchase agreement was executed on November 14, 1997, and the Buyer took ownership of substantially all assets other than outstanding lease receivables and assumed certain liabilities as of the close of business on November 14, 1997.

    (b)  Basis of Financial Statement Presentation

The Division's combined financial statements include direct expenses incurred on its behalf by GEC-TMS as well as a portion of common expenses incurred by GEC-TMS on behalf of all subsidiaries and divisions of GEC-TMS. Such allocation of common expenses is based on various factors considered by management to best represent the costs for the respective subsidiaries and divisions.

To the extent not funded through operations of the Division, the Division's activities are funded by GEC-TMS and indirectly by GECC. GEC-TMS and GECC do not specifically distinguish payments to or costs incurred on behalf of the Division as contributed capital or as receivables from the Division, but rather consider all such amounts, including retained earnings of the Division, as net equity. The Division is charged interest on 90% of the net equity balance determined on a quarterly basis, with such interest amounts being reflected as expense in the Division's combined statements of operations.

For purposes of the combined statement of cash flows, allocations of common expenses (including current income taxes calculated on a stand-alone basis) by GEC-TMS to the Division and interest charged to the Division by GECC and GEC-TMS are considered cash payments on behalf of the Division.

                                     F7

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
                Notes to Combined Financial Statements


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (c)  Lease Receivables and Related Income and Expense

Leases are accounted for as either direct financing, sales-type, or operating leases in accordance with Statement of Financial Accounting Standards (SFAS) No. 13, Accounting for Leases. The majority of the Division's leases are classified as operating leases. Lease terms range from one to five years.

Direct financing and sales-type lease receivables consist of the present value of the future minimum lease payments plus the present value of the residual (collectively referred to as the net investment). The residual value is the estimated fair value of the leased equipment at lease termination.

Lease finance income results from the difference between the minimum rental payments received and the present value of the minimum rental payments which, upon inception, is recorded as unearned finance income and is recognized into income over the lease term using a method which approximates a level yield. Initial direct costs of direct financing and sales-type leases are charged against income as incurred as the effect is not materially different from deferring these costs and amortizing them over the term of the lease. Lease origination fees are recognized into income upon lease inception as the effect is not materially different from deferring these fees and recognizing them over the term of the lease.

Sales resulting from sales-type leases consists of the present value of the total contractual lease payments and is recognized at lease inception. Cost of equipment sold under sales-type leases consists of the equipment's net book value at lease inception, less the present value of the residual, and is expensed at lease inception.

    (d)  Equipment Leased to Others and Rental Income Under Operating Leases

Equipment leased to others is recorded at cost and depreciated using the straight line method primarily over a three-year period for computers and seven-year period for test and measurement equipment.

Upon retirement or disposal of assets, the costs and the related accumulated depreciation are removed from the accounts and any gain or loss on retirement or disposal is included in the results of operations.

The Division maintains a reserve for equipment which may be damaged or unlocated.

                                     F8

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
                Notes to Combined Financial Statements


Rental income under operating leases is recorded as income over the lease term as it becomes receivable according to the provisions of the lease.

Due to the increased volume in operating leases, beginning October 1, 1996, initial direct costs net of lease origination fees related to computer operating leases are capitalized and amortized over the term of each lease. Prior to October 1, 1996, initial direct costs were expensed as incurred as the effect was not materially different from deferring these costs and amortizing them over the term of the lease.

    (e)  Allowance for Uncollectible Receivables

The allowance for uncollectible receivables is an amount that management believes will be adequate to absorb losses inherent in existing receivables.

Additions to the allowance for uncollectible receivables are based on management's evaluation of the receivable portfolio under current economic conditions, past loss experience, changes in the nature and volume of the portfolio, overall portfolio quality, specific problem receivables, and such other factors which, in management's judgment, deserve recognition in estimating losses. Receivables are charged against the allowance when, in the opinion of management, such receivables are deemed to be uncollectible. Recoveries are added to the allowance.

Management believes that the allowance for uncollectible receivables is adequate. While management uses available information to recognize losses on receivables, future additions to the allowance may be necessary based on changes in economic or other conditions.

    (f)  Inventories

Inventories consist of spare parts and are recorded using the average cost method. Spare parts are written off when determined to have no value.

    (g)  Property and Equipment

Equipment used by the Division is recorded at cost and depreciated over the estimated useful life using an accelerated method of depreciation. Depreciable lives of equipment range from 4 to 16 years.

When events or changes in circumstances indicate that the carrying amounts of equipment may not be recoverable, they are assessed for impairment and, if impaired, a loss is recognized in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

Leasehold improvements are recorded at cost and amortized using the straight line method over the life of the related lease, plus renewal option periods if exercise is deemed probable.

                                     F9

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
                Notes to Combined Financial Statements


Maintenance and repairs are charged to operations as incurred. Major renewals and betterments are capitalized to the related asset accounts and are depreciated over the remaining useful life of the assets.

When equipment and leasehold improvements are retired, abandoned or otherwise disposed of, the costs and the related accumulated depreciation and amortization are removed from the accounts and any gain or loss on disposal is included in the results of operations.

Computer software which is purchased or developed for use by the Division is capitalized and amortized using the straight-line method over a five-year period.

When events or changes in circumstances indicate that the carrying amounts of computer software may not be recoverable, they are assessed for impairment and, if impaired, a loss is recognized in accordance with SFAS No. 121.

    (h)  Goodwill

Goodwill, which represents the excess of cost over the fair value of net assets acquired by GECC from Ameridata, Inc. and subsequently contributed to the Division, is being amortized over 20 years using the straight-line method.

When events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable, it is assessed for impairment and, if impaired, a loss is recognized in accordance with SFAS No. 121.

    (i)  Income Taxes

The Division's combined results of operations are included in the consolidated Federal income tax return of GE, of which GECC and its subsidiaries are a part. Income tax expense is computed by GECC as though it were filing separate returns for itself and its subsidiaries. GEC-TMS allocates income taxes to the Division as if it were filing a separate return.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                     F10

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
                Notes to Combined Financial Statements


    (j)  Fair Value of Financial Instruments

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments, including leases, and all nonfinancial instruments from its disclosure requirements. Financial instruments of the Division other than leases are short-term in nature and thus their cost bases approximate fair value.

(2)  Lease Receivables

Lease receivables consist of the following at November 14, 1997 and December 31, 1996:

                                                          1997      1996
                                                          ----      ----
   Direct financing and sales-type lease
     receivables:
     Minimum lease payments receivable                $  25,730    34,016
     Estimated residual values of leased
       equipment (unguaranteed)                           2,444     3,159
     Less unearned finance income                        (3,214)   (4,870)
                                                         -------   -------
          Direct financing and sales-type lease
            receivables, net of unearned income          24,960    32,305

   Rental receivables under operating leases             61,325    45,362
                                                         ------    ------
            Lease receivables, net of unearned
              income                                     86,285    77,667

   Less allowance for uncollectible receivables           3,046     4,169
                                                         ------    ------

            Lease receivables, net                    $  83,239    73,498
                                                         ======    ======

At November 14, 1997, minimum lease payments receivable under direct financing and sales-type leases are approximately due as follows:

            The remainder of 1997                             $  1,801

            Years ending December 31,
                   1998                                         12,093
                   1999                                          8,491
                   2000                                          3,088
                   2001                                            257
                   Thereafter                                        -
                                                                ------
                                                              $ 25,730
                                                                ======

                                     F11

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
                Notes to Combined Financial Statements


The Division leases equipment under noncancelable operating leases which expire at various dates through 2000. In most cases, management expects that in the normal course of business, leases that expire will be renewed or replaced by other leases.

The following is a schedule of the minimum future rentals receivable under existing noncancelable operating leases in years subsequent to 1997:

            Years ending December 31,
                   1998                                       $ 35,397
                   1999                                         15,863
                   2000                                          1,882
                   Thereafter                                       -
                                                                ------

                                                              $ 53,142
                                                                ======

(3)  Allowance for Uncollectible Receivables

The following is a summary of transactions in the allowance for uncollectible receivables:

                                               318-day
                                             period ended     Year ended
                                             November 14,    December 31,
                                                 1997        1996    1995
                                               ------      ------  ------
Allowance at beginning of period             $  4,169      2,034      468
Provision for uncollectible receivables           743      2,468    2,856
Receivables charged off                        (2,597)      (823)  (2,085)
Recoveries of receivables previously
  charged off                                     731        490      795
                                                -----      -----    -----

Allowance at end of period                   $  3,046      4,169    2,034
                                                =====      =====    =====

The Division enters into a variety of transactions in the normal course of business that exposes it to both on- and off-balance sheet credit risk. Principal among these activities is leasing to various commercial customers. The Division maintains a diversified portfolio of leases by actively participating in leasing activities throughout the United States. There are no significant concentrations of credit or geographic risk at November 14, 1997.

                                     F12

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
                Notes to Combined Financial Statements


(4)  Property and Equipment

Property and equipment as of November 14, 1997, and December 31, 1996 are summarized as follows:

                                                          1997      1996
                                                          ----      ----

   Equipment                                          $  18,173    18,068
   Computer software                                      1,887     1,700
   Leasehold improvements                                 5,185     4,769
                                                         ------    ------
                                                         25,245    24,537
   Less accumulated depreciation and amortization        14,483    12,271
                                                         ------    ------

            Net property and equipment                $  10,762    12,266
                                                         ======    ======

(5)  Equipment Leased to Others

Equipment leased to others as of November 14, 1997 and December 31, 1996 is summarized as follows:

                                                          1997      1996
                                                          ----      ----

   Computer and related equipment                     $ 251,121   230,394
   Test and measurement equipment                        99,891   108,707
                                                        -------   -------
                                                        351,012   339,101
   Less accumulated depreciation                        157,388   134,524
   Less reserve for damaged or unlocated equipment          888       340
                                                        -------   -------

            Equipment leased to others, net           $ 192,736   204,237
                                                        =======   =======

(6)  Related Party Transactions

The Division leases equipment to various affiliates within GEC-TMS, GECC, and GE. These revenues from affiliates amounted to $14,222, $12,617, and $12,421 during the 318-day period ended November 14, 1997 and the years ended December 31, 1996 and 1995, respectively.

GEC-TMS and GECC indirectly provide certain legal, data processing, personnel, insurance, and accounting services to the Division. Amounts charged to the Division related to such services, which have been reflected as general and administrative expenses in the accompanying statements of operations for the 318-day period ended November 14, 1997 and the years ended December 31, 1996 and 1995 were $14,190, $14,548, and $11,109, respectively.

                                     F13

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
                Notes to Combined Financial Statements


Additionally, GECC charges the Division interest on 90% of the Division's average net equity at an annual rate of 6.5%, 6.3%, and 6.6% for the 318-day period ended November 14, 1997 and the years ended December 31, 1996 and 1995, respectively. Amounts included in interest expense related to such charges were $14,600, $14,457, and $11,643 for the 318-day period ended November 14, 1997 and the years ended December 31, 1996 and 1995, respectively.

Employees of the Division also participate in various health and welfare, pension, and other benefit plans which are sponsored by GECC.

(7)  Income Taxes

Income tax expense (benefit) for the 318-day period ended November 14, 1997 and the years ended December 31, 1996 and 1995 consists of:


                                             1997      1996      1995
                                             ----      ----      ----

   Current                               $ (1,620)   11,317     5,399
   Deferred                                 2,321    (2,646)      579
                                            -----    ------     -----

                                         $    701     8,671     5,978
                                            =====    ======     =====

Income tax expense attributable to income from continuing operations differed from the amounts computed by applying the statutory Federal income tax rate of 35% to pretax income as a result of the following:

                                             1997      1996      1995
                                             ----      ----      ----

   Computed "expected" tax expense         $  615     7,553     5,245
   Increase in tax expense resulting from:
     State income taxes, net of Federal
       benefit                                 81       893       576
     Other                                      5       225       157

                                              ---     -----     -----
            Total income tax expense       $  701     8,671     5,978
                                              ===     =====     =====

                                     F14

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
                Notes to Combined Financial Statements


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at November 14, 1997 and December 31, 1996 are presented below:

                                                          1997      1996
                                                          ----      ----
   Deferred tax assets:
     Allowance for uncollectible receivables          $  1,188     1,626
     Intangible assets basis difference                  2,380     2,594
     Miscellaneous reserves                              1,561     1,217
                                                         -----     -----
            Total deferred tax assets                    5,129     5,437

   Deferred tax liabilities - equipment leased
     to others basis difference                          7,520     5,507
                                                         -----     -----

            Net deferred tax liability                $ (2,391)      (70)
                                                         =====     =====


In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or reversal of deferred tax liabilities during the periods in which those temporary differences become deductible. No valuation allowance was deemed necessary as a result of a favorable assessment of future earnings expectations. Based upon the level of historical taxable income and the anticipated reversal of deferred tax liabilities over the period in which the deferred tax assets are deductible, management believes it is more likely than not the Division will realize the benefits of these deductible differences at November 14, 1997.

(8)  Commitments

The Division leases office space under noncancelable operating leases which expire at various dates through October 2004. Total rent expense was $2,423, $2,051, and $1,485 for the 318-day period ended November 14, 1997 and the years ended December 31, 1996 and 1995, respectively. Future minimum lease payments at November 14, 1997 are as follows:

                                                           Amount
                                                           ------

            The remainder of 1997                        $    303

            Years ending December 31,
                  1998                                      2,097
                  1999                                      1,532
                  2000                                      1,161
                  2001                                        917
                  2002                                        633
                  Thereafter                                  643
                                                            -----

                                                         $  7,286
                                                            =====

                                     F15

           COMPUTER RENTAL AND TEST AND MEASUREMENT RENTAL
               (divisions of General Electric Capital
            Technology Management Services Corporation)
                Notes to Combined Financial Statements


(9)  Major Customer

At November 14, 1997 and December 31, 1996, lease receivables included balances of $8,980 and $11,566, respectively, from a major customer.

(10)  Contribution by GECC

On July 12, 1996, GECC completed its acquisition of Ameridata, Inc. (Ameridata), a company whose operations included a computer rental business, American Computer Rentals, Inc. (ACR). The acquisition was recorded by GECC as a purchase with assets purchased and liabilities assumed recorded at their fair values. GECC contributed certain of ACR's assets, net of certain related liabilities, to the Division effective July 12, 1996. The goodwill related to ACR resulting from GECC's purchase of Ameridata is based upon a corresponding purchase price allocation of $5,000 for ACR's net assets contributed to the Division. Assets contributed and liabilities assumed were as follows:

   Assets:
     Cash and cash equivalents                         $     287
     Rental receivables under operating leases, net        3,163
     Property and equipment, net                             217
     Equipment leased to others, net                      11,218
     Goodwill                                              6,731
     Deferred income taxes                                 6,133
     Prepaid expenses and other assets                       266
                                                          ------
            Total assets                                  28,015
                                                          ------

   Liabilities:
     Accounts payable                                        583
     Accrued expenses and other liabilities                2,140
                                                           -----
            Total liabilities                              2,723
                                                           -----

            Net contribution                           $  25,292
                                                          ======

The pro forma effect of this acquisition on net income for periods prior to acquisition is not significant.

                                     F16

(b) Pro Forma Financial Data.
-----------------------------

On November 14, 1997, the Company acquired the computer and test and measurement rental business of GE Capital Technology Management Services (TMS), a business engaged in renting, leasing and selling computers, workstations and general purpose test and measurement equipment. TMS' finance leasing business was not purchased. The initial purchase price based on TMS' estimated tangible net assets at November 14, 1997, was $239.2 million, payable in cash. The purchase price is subject to adjustment as a result of an audit of net tangible assets to be completed within 90 days of closing. Financing for the transaction was achieved through short-term borrowings under a $330 million reducing revolving credit facility dated as of November 14, 1997.

The following unaudited pro forma data for the six month period ended November 30, 1997 and the fiscal year ended May 31, 1997, combines the consolidated results of operations of the Company and TMS as if the acquisition had occurred at the beginning of fiscal 1997 after giving effect to certain adjustments, including amortization of goodwill, depreciation charges, estimated changes in interest expense due to acquisition debt, and related income tax effects. The historical financial data of the Company included in the pro forma summary is as of the periods presented. The historical financial data of TMS included in the pro forma summary for the six months ended November 30, 1997 and the fiscal year ended May 31, 1997 are for the six months ended September 30, 1997 and the twelve months ended March 31, 1997 (unaudited), respectively. The historical financial data of TMS for the six months ended September 30, 1997 has been adjusted on a pro rata basis to reflect the effect of the TMS acquisition date. The pro forma results have been prepared for comparative purposes only and do not purport to indicate the results of operations which would actually have occurred had the combination been in effect on the dates indicated, or which may occur in the future. Furthermore, no effect has been given in the pro forma information for operating and synergistic benefits that are expected to be realized through the combination of the businesses.


                                     F17

                                                        ELECTRO RENT CORPORATION
                                     PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                                  FOR THE SIX MONTHS ENDED NOVEMBER 30, 1997
                                                       AND THE FISCAL YEAR ENDED MAY 31, 1997
                                                 (in thousands, except share information)

                                      Six Months Ended November 30, 1997             Twelve Months Ended May 31, 1997
                                --------------------------------------------    ---------------------------------------------
                                GE Capital                                      GE Capital
                                Technology    Electro   Pro Forma   Pro Forma   Technology    Electro   Pro Forma   Pro Forma
                                Management     Rent      Adjust-    Combined    Management     Rent      Adjust-    Combined
                                 Services   Corporation   ments      Totals      Services   Corporation   ments      Totals
                                 ---------   ---------   --------    -------     ---------     -------    ------    --------
Revenues:
  Rentals and leases               $88,865     $76,786              $165,651      $202,032    $129,181              $331,213

  Sales of equipment and
    other revenues                  21,992      12,607                34,599        40,638      21,319                61,957

                                 ---------   ---------   --------    -------     ---------     -------    ------    --------
    Total revenues                 110,857      89,393         0     200,250       242,670     150,500         0     393,170
                                 ---------   ---------   --------    -------     ---------     -------    ------    --------

Costs and expenses:
  Depreciation of equipment         41,770      26,731    (5,703)(a)  62,798        87,540      46,342   (11,624)(a) 122,258

  Costs of revenues other
    than depreciation               20,192      12,292                32,484        38,717      20,091                58,808

  Selling, administrative and
    general expenses                39,324      25,188       476 (b)  64,023        92,833      42,439     1,034 (b) 135,500
                                                            (965)(c)                                        (806)(c)

  Interest                               0       1,096     7,821 (d)   8,917             0         829    17,242 (d)  18,071

                                 ---------   ---------   --------    -------     ---------     -------    ------    --------
    Total costs and expenses       101,286      65,307     1,629     168,222       219,090     109,701     5,846     334,637
                                 ---------   ---------   --------    -------     ---------     -------    ------    --------

Income before income taxes           9,571      24,086    (1,629)     32,028        23,580      40,799    (5,846)     58,533

Income taxes                             0       9,874     3,256 (e)  13,131             0      16,726     7,271 (e)  23,997

                                 ---------   ---------   --------    -------     ---------     -------    ------    --------
Net income                          $9,571     $14,212   ($4,885)    $18,897       $23,580     $24,073  ($13,117)    $34,536
                                 =========   =========   ========    =======     =========     =======    ======    ========

Earnings per share                     N/A       $1.13                 $1.51           N/A       $1.94                 $2.79
                                                ======                ======                    ======                ======

Average shares outstanding             N/A      12,541                12,541           N/A      12,400                12,400
                                                ======                ======                    ======                ======

(a)  Represents depreciation savings related to the application of the Company's historical depreciation policies to the assets acquired.
(b)  Represents the amortization of goodwill related to the acquisition.
(c)  Represents elimination of TMS' corporate charges.
(d)  Represents increased interest expense related to indebtedness incurred to complete the acquisition and amortization of deferred financing fees.
(e)  Represents the tax effects of the historical pre-tax income of TMS and the pro forma adjustments at the combined federal and state statutory rate of 41%.


                                     F18

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ELECTRO RENT CORPORATION


Dated:  January 23, 1998

By:  /s/  Craig R. Jones
     ---------------------
          Craig R. Jones Vice President and
          Chief Financial Officer